EXHIBIT 99.1

Quanex Building Products Announces Second Quarter 2019 Results

Margin Expansion in All Operating Segments
Strong Growth Continues in EU Fenestration Segment
Solid Free Cash Flow Generation
Continue to Target Fiscal Year-End 2019 Leverage Ratio of 1.5x - 2.0x

HOUSTON, June 04, 2019 (GLOBE NEWSWIRE) -- Quanex Building Products Corporation (NYSE:NX) (“Quanex” or the “Company”) today announced its results for the three months ended April 30, 2019.

Bill Griffiths, Chairman, President and Chief Executive Officer, stated, “We performed well during the second quarter from an operational standpoint and realized margin expansion in all segments, including an almost 400 basis point increase in our European Fenestration segment.  On a consolidated basis, we realized margin expansion of approximately 70 basis points.  On the revenue side, solid growth of more than 15%, excluding foreign exchange impact, in our European Fenestration segment was somewhat offset by softer sales in the U.S., mainly due to inclement weather and customer inventory destocking.  Despite this softness in the U.S., sales in our North American Fenestration segment grew at 1.0% during the quarter, which compares favorably to Ducker’s latest window shipment estimate of negative 4.0% growth for the three months ended March 31, 2019.  We also more than doubled the amount of free cash flow generated during the quarter, which allowed us to pay down $5 million in bank debt and buyback approximately $2.7 million in stock.

“We continue to expect margin expansion on a consolidated basis for the full year as operational efficiency gains continue, volume ramps into the selling season and we benefit from pricing actions that were implemented early this year.  Going forward, our intention is to continue deleveraging the balance sheet while opportunistically repurchasing stock.  Our growth expectations for the full year haven’t materially changed with respect to our North American and European Fenestration segments; however, top line results in our North American Cabinet Components segment have been weaker than expected, but consistent with the latest industry data.  As such, we now expect full year 2019 consolidated revenue growth of 2% to 3%, but we are converting well and are maintaining our Adjusted EBITDA guidance of $97 million to $107 million.”  (See Forward Looking Statements and Non-GAAP Terminology Definitions and Disclaimers sections for additional information)

Second Quarter 2019 Results Summary

The Company reported the following selected financial results:

	Three Months Ended April 30,
	2019	2018
Net Sales	$218.2	$214.2
Net (Loss) Income	($24.0)	$4.1
Diluted EPS	($0.73)	$0.12

Adjusted Net Income	$6.3	$4.8
Adjusted Diluted EPS	$0.19	$0.14
Adjusted EBITDA	$23.4	$21.3

Cash provided by operating activities	$20.4	$13.4
Free Cash Flow	$13.6	$6.0
(See Non-GAAP Terminology Definitions and Disclaimers section, Non-GAAP Financial Measure Disclosure table Selected Segment Data table and Free Cash Flow Reconciliation table for additional information)

The increase in net sales during the second quarter of 2019 was largely due to above market growth in the European Fenestration segment coupled with price increases related to raw material inflation recovery. (See Sales Analysis table for additional information)

The decrease in reported earnings was primarily the result of a $30.0 million, or $0.91 per diluted share, non-cash goodwill impairment in the North American Cabinet Components segment, mostly due to softer than expected sales.  The increase in adjusted earnings was mainly attributable to operational efficiency gains and the successful implementation of pricing initiatives.

As of April 30, 2019, Quanex’s leverage ratio of Net Debt to LTM Adjusted EBITDA decreased to 2.3x.  Quanex continues to expect to end fiscal 2019 with a leverage ratio between 1.5x and 2.0x.  (See Non-GAAP Terminology Definitions and Disclaimers section for additional information)

Share Repurchases

The Company’s Board of Directors authorized a $60 million share repurchase program in September of 2018.  Repurchases under this program will be made in open market transactions or privately negotiated transactions, subject to market conditions, applicable legal requirements and other relevant factors.  The program does not have an expiration date or a limit on the number of shares that may be repurchased.  During the three months ended April 30, 2019, Quanex repurchased 171,016 shares of common stock for approximately $2.7 million at an average price of $15.71 per share.  As of April 30, 2019, approximately $23.3 million remained under the existing share repurchase authorization.

Recent Events

The Company’s Board of Directors declared a quarterly cash dividend of $0.08 per share on Quanex’s common stock, payable June 28, 2019, to shareholders of record on June 14, 2019.

Conference Call and Webcast Information

The Company has scheduled a conference call for Wednesday, June 5, 2019, at 11:00 a.m. ET (10:00 a.m. CT).  To participate in the conference call dial (877) 388-2139 for domestic callers and (541) 797-2983 for international callers, in both cases using the conference passcode 4390268, and ask for the Quanex call a few minutes prior to the start time.  A link to the live audio webcast will also be available on the Company’s website at http://www.quanex.com in the Investors section under Presentations & Events.  A telephonic replay of the call will be available approximately two hours after the live broadcast ends and will be accessible through June 12, 2019.  To access the replay dial (855) 859-2056 for domestic callers and (404) 537-3406 for international callers, in both cases referencing conference passcode 4390268.

About Quanex

Quanex Building Products Corporation is an industry-leading manufacturer of components sold to Original Equipment Manufacturers (OEMs) in the building products industry.  Quanex designs and produces energy-efficient fenestration products in addition to kitchen and bath cabinet components.  For more information contact Scott Zuehlke, Vice President, Investor Relations & Treasurer, at 713-877-5327 or scott.zuehlke@quanex.com.

Non-GAAP Terminology Definitions and Disclaimers

Adjusted Net Income (Loss) (defined as net income further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, gain/loss on the sale of fixed assets, restructuring charges, other net adjustments related to foreign currency transaction gain/loss and effective tax rates reflecting impacts of adjustments on a with and without basis) and Adjusted EPS are non-GAAP financial measures that Quanex believes provide a consistent basis for comparison between periods and more accurately reflects operational performance, as they are not influenced by certain income or expense items not affecting ongoing operations. EBITDA (defined as net income or loss before interest, taxes, depreciation and amortization and other, net) and Adjusted EBITDA (defined as EBITDA further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, gain/loss on the sale of fixed assets, and restructuring charges) are non-GAAP financial measures that the Company uses to measure operational performance and assist with financial decision-making.  When Quanex provides expectations for Adjusted EBITDA on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and corresponding GAAP measures is generally not available without unreasonable effort.  The Company is not able to provide reconciliations of Adjusted EBITDA to GAAP financial measures because certain items required for such reconciliations are outside of Quanex’s control and/or cannot be reasonably predicted, such as the provision for income taxes.  Net Debt is calculated using the sum of current maturities of long-term debt and long-term debt, minus cash and cash equivalents.  The leverage ratio of Net Debt to LTM Adjusted EBITDA is a financial measure that the Company believes is useful to investors and financial analysts in evaluating Quanex’s leverage.  In addition, with certain limited adjustments, this leverage ratio is the basis for a key covenant in the Company’s credit agreement.  Free Cash Flow is a non-GAAP measure calculated using cash provided by operating activities less capital expenditures.   Free Cash Flow is measured before application of certain contractual commitments (including capital lease obligations), and accordingly is not a true measure of Quanex’s residual cash flow available for discretionary expenditures.  The Company believes that the presented non-GAAP measures provide a consistent basis for comparison between periods, and will assist investors in understanding Quanex’s financial performance when comparing results to other investment opportunities.  The presented non-GAAP measures may not be the same as those used by other companies.  The Company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with U.S. GAAP.

Forward Looking Statements

Statements that use the words “estimated,” “expect,” “could,” “should,” “believe,” “will,” “might,” or similar words reflecting future expectations or beliefs are forward-looking statements. The forward-looking statements include, but are not limited to, the Company’s future operating results, future financial condition, future uses of cash and other expenditures, expenses and tax rates, expectations relating to Quanex’s industry, and the Company’s future growth, including any guidance discussed in this press release.  The statements and guidance set forth in this release are based on current expectations.  Actual results or events may differ materially from this release.  For a complete discussion of factors that may affect Quanex’s future performance, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2018, under the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”.  Any forward-looking statements in this press release are made as of the date hereof, and Quanex undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF NET (LOSS) INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2019	2018 (1)	2019	2018 (1)

Net sales	$218,203	$214,212	$415,011	$405,878
Cost of sales	171,378	169,030	329,935	323,546
Selling, general and administrative	23,722	23,863	51,748	47,971
Restructuring charges	84	242	187	608
Depreciation and amortization	12,404	13,310	24,976	26,583
Asset impairment charges	29,978	-	29,978	-
Operating (loss) income	(19,363)	7,767	(21,813)	7,170
Interest expense	(2,602)	(2,502)	(5,044)	(4,943)
Other, net	(54)	264	202	689
(Loss) income before income taxes	(22,019)	5,529	(26,655)	2,916
Income tax (expense) benefit	(1,955)	(1,393)	(968)	6,167
Net (loss) income	$(23,974)	$4,136	$(27,623)	$9,083

(Loss) income per common share, basic	$(0.73)	$0.12	$(0.84)	$0.26
(Loss) income per common share, diluted	$(0.73)	$0.12	$(0.84)	$0.26

Weighted average common shares outstanding:
Basic	32,951	34,796	33,026	34,731
Diluted	32,951	35,115	33,026	35,166

Cash dividends per share	$0.08	$0.04	$0.16	$0.08

(1) Updated to reflect adoption of ASU 2017-07.

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	April 30, 2019	October 31, 2018 (1)
ASSETS
Current assets:
Cash and cash equivalents	$20,262	$29,003
Accounts receivable, net	80,646	84,014
Inventories, net	86,581	70,730
Prepaid and other current assets	8,458	7,296
Total current assets	195,947	191,043
Property, plant and equipment, net	197,182	201,370
Goodwill	190,638	219,627
Intangible assets, net	114,921	121,919
Other assets	8,354	9,255
Total assets	$707,042	$743,214

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$48,743	$52,389
Accrued liabilities	31,554	45,968
Income taxes payable	2,971	2,780
Current maturities of long-term debt	1,082	1,224
Total current liabilities	84,350	102,361
Long-term debt	224,743	209,332
Deferred pension and postretirement benefits	5,797	4,218
Deferred income taxes	16,417	17,510
Other liabilities	14,847	14,571
Total liabilities	346,154	347,992
Stockholders’ equity:
Common stock	374	374
Additional paid-in-capital	253,679	254,678
Retained earnings	210,406	243,904
Accumulated other comprehensive loss	(28,127)	(30,705)
Treasury stock at cost	(75,444)	(73,029)
Total stockholders’ equity	360,888	395,222
Total liabilities and stockholders' equity	$707,042	$743,214

(1) Updated to reflect accounting change to FIFO cost method.

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(In thousands)
(Unaudited)

	Six Months Ended April 30,
	2019	2018
Operating activities:
Net (loss) income	$(27,623)	$9,083
Adjustments to reconcile net (loss) income to cash provided by operating activities:
Depreciation and amortization	24,976	26,583
Stock-based compensation	1,043	211
Deferred income tax	(1,256)	(8,087)
Asset impairment charges	29,978	-
Other, net	1,078	(321)
Changes in assets and liabilities:
Decrease in accounts receivable	3,479	3,357
Increase in inventory	(15,522)	(4,623)
Decrease in other current assets	(681)	(1,047)
(Decrease) increase in accounts payable	(2,617)	378
Decrease in accrued liabilities	(14,716)	(5,220)
Increase in income taxes payable	183	25
Increase in deferred pension and postretirement benefits	1,567	1,457
Decrease in other long-term liabilities	(131)	(38)
Other, net	385	(143)
Cash provided by operating activities	143	21,615
Investing activities:
Capital expenditures	(13,022)	(15,213)
Proceeds from disposition of capital assets	298	180
Cash used for investing activities	(12,724)	(15,033)
Financing activities:
Borrowings under credit facilities	57,500	21,500
Repayments of credit facility borrowings	(42,500)	(34,000)
Repayments of other long-term debt	(784)	(442)
Common stock dividends paid	(5,335)	(2,800)
Issuance of common stock	27	2,564
Payroll tax paid to settle shares forfeited upon vesting of stock	(322)	(706)
Purchase of treasury stock	(4,702)	-
Cash provided by (used for) financing activities	3,884	(13,884)
Effect of exchange rate changes on cash and cash equivalents	(44)	(55)
Decrease in cash and cash equivalents	(8,741)	(7,357)
Cash and cash equivalents at beginning of period	29,003	17,455
Cash and cash equivalents at end of period	$20,262	$10,098

QUANEX BUILDING PRODUCTS CORPORATION
FREE CASH FLOW RECONCILIATION
(In thousands)
(Unaudited)

The following table reconciles the Company's calculation of Free Cash Flow, a non-GAAP measure, to its most directly comparable GAAP measure.  The Company defines Free Cash Flow as cash provided by operating activities less capital expenditures.

	Three Months Ended April 30,		Six Months Ended April 30,
	2019	2018	2019	2018
Cash provided by operating activities	$20,386	$13,423	$143	$21,615
Capital expenditures	(6,751)	(7,402)	(13,022)	(15,213)
Free Cash Flow	$13,635	$6,021	$(12,879)	$6,402

QUANEX BUILDING PRODUCTS CORPORATION
NON-GAAP FINANCIAL MEASURE DISCLOSURE
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Three Months Ended			Six Months Ended			Six Months Ended
Reconciliation of Adjusted Net Income and Adjusted EPS	April 30, 2019			April 30, 2018			April 30, 2019			April 30, 2018
	Net Income	Diluted EPS		Net Income	Diluted EPS		Net Income	Diluted EPS		Net Income	Diluted EPS
Net (loss) income as reported	$(23,974)	$(0.73)		$4,136	$0.12		$(27,623)	$(0.84)		$9,083	$0.26
Reconciling items from below	30,250	0.92		665	0.02		31,584	0.96		(5,555)	(0.16)
Adjusted net income and adjusted EPS	$6,276	$0.19		$4,801	$0.14		$3,961	$0.12		$3,528	$0.10

Reconciliation of Adjusted EBITDA	Three Months Ended April 30, 2019			Three Months Ended April 30, 2018			Six Months Ended April 30, 2019			Six Months Ended April 30, 2018
	Reconciliation			Reconciliation			Reconciliation			Reconciliation
Net (loss) income as reported	$(23,974)			$4,136			$(27,623)			$9,083
Income tax expense (benefit)	1,955			1,393			968			(6,167)
Other, net	54			(264)			(202)			(689)
Interest expense	2,602			2,502			5,044			4,943
Depreciation and amortization	12,404			13,310			24,976			26,583
EBITDA	(6,959)			21,077			3,163			33,753
Reconciling items from below	30,311			244			32,282			622
Adjusted EBITDA	$23,352			$21,321			$35,445			$34,375

Reconciling Items	Three Months Ended April 30, 2019			Three Months Ended April 30, 2018			Six Months Ended April 30, 2019			Six Months Ended April 30, 2018
	Income Statement	Reconciling Items		Income Statement	Reconciling Items		Income Statement	Reconciling Items		Income Statement	Reconciling Items
Net sales	$218,203	$-		$214,212	$-		$415,011	$-		$405,878	$-
Cost of sales	171,378	-		169,030	-		329,935	-		323,546	-
Selling, general and administrative	23,722	(249)	(1)	23,863	(2)	(1)	51,748	(2,117)	(1)	47,971	(14)	(1)
Restructuring charges	84	(84)	(2)	242	(242)	(2)	187	(187)	(2)	608	(608)	(2)
Asset impairment charges	29,978	(29,978)	(3)	-	-		29,978	(29,978)	(3)	-	-
EBITDA	(6,959)	30,311		21,077	244		3,163	32,282		33,753	622
Depreciation and amortization	12,404	-		13,310	(504)	(4)	24,976	-		26,583	(852)	(4)
Operating loss	(19,363)	30,311		7,767	748		(21,813)	32,282		7,170	1,474
Interest expense	(2,602)	-		(2,502)	-		(5,044)	-		(4,943)	-
Other, net	(54)	24	(5)	264	132	(5)	202	45	(5)	689	(167)	(5)
(Loss) income before income taxes	(22,019)	30,335		5,529	880		(26,655)	32,327		2,916	1,307
Income tax (expense) benefit	(1,955)	(85)	(6)	(1,393)	(215)	(6)	(968)	(743)	(6)	6,167	(6,862)	(6)
Net (loss) income	$(23,974)	$30,250		$4,136	$665		$(27,623)	$31,584		$9,083	$(5,555)

Diluted (loss) earnings per share	$(0.73)			$0.12			$(0.84)			$0.26

(1) Transaction and advisory fees, and in the six months ended April 30,2019, $1.2 million of severance related to a reorganization.
(2) Restructuring charges relate to the closure of several manufacturing plant facilities.
(3) Asset impairment charges relate to a goodwill impairment in the North American Cabinet Components segment.
(4) Accelerated depreciation for plant re-layout in the North American Cabinet Components segment.
(5) Foreign currency transaction losses (gains).
(6) Impact on a with and without basis. Six months ended April 30, 2019 and 2018 include $0.2 million and $6.5 million, respectively, adjustment related to the Tax Cuts and Jobs Act.

QUANEX BUILDING PRODUCTS CORPORATION
SELECTED SEGMENT DATA
(In thousands)
(Unaudited)

This table provides operating (loss) income, EBITDA, and Adjusted EBITDA by reportable segment. Non-operating expense and income tax expense are not allocated to the reportable segments.

	NA Fenestration (1)	EU Fenestration (1)	NA Cabinet Components	Unallocated Corp & Other	Total
Three months ended April 30, 2019
Net sales	$115,346	$41,623	$62,836	$(1,602)	$218,203
Cost of sales	90,031	28,906	53,699	(1,258)	171,378
Selling, general and administrative	12,213	5,696	4,505	1,308	23,722
Restructuring charges	84	-	-	-	84
Depreciation and amortization	6,758	2,219	3,305	122	12,404
Asset impairment charges	-	-	29,978	-	29,978
Operating income (loss)	6,260	4,802	(28,651)	(1,774)	(19,363)
Depreciation and amortization	6,758	2,219	3,305	122	12,404
EBITDA	13,018	7,021	(25,346)	(1,652)	(6,959)
Asset impairment charges	-	-	29,978	-	29,978
Transaction and advisory fees	-	-	-	249	249
Restructuring charges	84	-	-	-	84
Adjusted EBITDA	$13,102	$7,021	$4,632	$(1,403)	$23,352
Adjusted EBITDA Margin %	11.4%	16.9%	7.4%		10.7%

Three months ended April 30, 2018 (2)
Net sales	$114,157	$38,824	$62,668	$(1,437)	$214,212
Cost of sales	88,385	27,589	54,135	(1,079)	169,030
Selling, general and administrative (3)	13,343	6,178	4,454	(112)	23,863
Restructuring charges	238	-	4	-	242
Depreciation and amortization	6,808	2,527	3,839	136	13,310
Operating income (loss)	5,383	2,530	236	(382)	7,767
Depreciation and amortization	6,808	2,527	3,839	136	13,310
EBITDA	12,191	5,057	4,075	(246)	21,077
Transaction and advisory fees	-	-	-	2	2
Restructuring charges	238	-	4	-	242
Adjusted EBITDA	$12,429	$5,057	$4,079	$(244)	$21,321
Adjusted EBITDA Margin %	10.9%	13.0%	6.5%		10.0%

Six months ended April 30, 2019
Net sales	$224,395	$76,877	$116,688	$(2,949)	$415,011
Cost of sales	177,184	53,431	101,555	(2,235)	329,935
Selling, general and administrative	25,290	11,406	9,430	5,622	51,748
Restructuring charges	187	-	-	-	187
Depreciation and amortization	13,630	4,456	6,644	246	24,976
Asset impairment charges	-	-	29,978	-	29,978
Operating income (loss)	8,104	7,584	(30,919)	(6,582)	(21,813)
Depreciation and amortization	13,630	4,456	6,644	246	24,976
EBITDA	21,734	12,040	(24,275)	(6,336)	3,163
Asset impairment charges	-	-	29,978	-	29,978
Transaction and advisory fees	-	-	-	2,117	2,117
Restructuring charges	187	-	-	-	187
Adjusted EBITDA	$21,921	$12,040	$5,703	$(4,219)	$35,445
Adjusted EBITDA Margin %	9.8%	15.7%	4.9%		8.5%

Six months ended April 30, 2018 (2)
Net sales	$216,883	$72,820	$118,590	$(2,415)	$405,878
Cost of sales	168,482	52,421	104,351	(1,708)	323,546
Selling, general and administrative (3)	26,845	11,506	9,088	532	47,971
Restructuring charges	489	-	119	-	608
Depreciation and amortization	13,819	4,976	7,525	263	26,583
Operating income (loss)	7,248	3,917	(2,493)	(1,502)	7,170
Depreciation and amortization	13,819	4,976	7,525	263	26,583
EBITDA	21,067	8,893	5,032	(1,239)	33,753
Transaction related costs	-	-	-	14	14
Restructuring charges	489	-	119	-	608
Adjusted EBITDA	$21,556	$8,893	$5,151	$(1,225)	$34,375
Adjusted EBITDA Margin %	9.9%	12.2%	4.3%		8.5%

(1) NA Fenestration and EU Fenestration were previously named "NA Engineered Components" and "EU Engineered Components," respectively.
(2) Updated to reflect the adoption of ASU 2017-07.
(3) Updated to reflect a reduction in corporate allocations of $0.3 and $0.9 million during the three and six months ended April 30, 2018 due to a change in allocation methodology during the fourth quarter of 2018.

QUANEX BUILDING PRODUCTS CORPORATION
SALES ANALYSIS
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	April 30, 2019	April 30, 2018	April 30, 2019	April 30, 2018

NA Fenestration:
United States - fenestration	$99,144	$97,005	$193,029	$184,787
International - fenestration	8,096	8,897	16,302	15,906
United States - non-fenestration	4,803	4,697	8,308	8,843
International - non-fenestration	3,303	3,558	6,756	7,347
	$115,346	$114,157	$224,395	$216,883
EU Fenestration (1):
International - fenestration	$34,973	$32,847	$65,696	$62,716
International - non-fenestration	6,650	5,977	11,181	10,104
	$41,623	$38,824	$76,877	$72,820
NA Cabinet Components:
United States - fenestration	$2,997	$3,403	$6,349	$6,850
United States - non-fenestration	59,220	58,698	109,181	110,703
International - non-fenestration	619	567	1,158	1,037
	$62,836	$62,668	$116,688	$118,590
Unallocated Corporate & Other:
Eliminations	$(1,602)	$(1,437)	$(2,949)	$(2,415)
	$(1,602)	$(1,437)	$(2,949)	$(2,415)

Net Sales	$218,203	$214,212	$415,011	$405,878

(1) Reflects reductions of $2.8 million and $4.4 million in revenue associated with foreign currency exchange rate impacts for the three and six months ended April 30, 2019.